EXHIBIT 11 - STATEMENT Re: COMPUTATION OF EARNINGS PER SHARE


                                                   Nine months ended September 30,
                                                     1999                   1998
                                            ----------------------------------------------
                                               (in thousands, except per share data)

       Basic:
         Net income                                   $  14,557               $  20,311
         Average shares outstanding                      16,833                  16,791

                                            ----------------------------------------------
         Basic EPS                                   $     0.86              $     1.21
                                            ==============================================

       Diluted:
         Net income                                    $ 14,557                $ 20,311

         Average shares outstanding                      16,833                  16,791
         Effect of dilutive securities:
           Employee stock options                             -                     119
           Contingently issuable stock                        -                       2
                                            ----------------------------------------------
         Totals                                          16,833                  16,912

                                            ----------------------------------------------
         Diluted EPS                                  $    0.86               $    1.20
                                            ==============================================

                                                       Three months ended September 30,
                                                        1999                      1998
                                            ----------------------------------------------
                                                 (in thousands, except per share data)

       Basic:
         Net income                                   $   2,318                $  6,575
         Average shares outstanding                      16,857                  16,850

                                            ----------------------------------------------
         Basic EPS                                   $     0.14              $     0.39
                                            ==============================================

       Diluted:
         Net income                                    $  2,318                $  6,575

         Average shares outstanding                      16,857                  16,850
         Effect of dilutive securities:
           Employee stock options                             -                     142
           Contingently issuable stock                        -                       3
                                            ----------------------------------------------
         Totals                                          16,857                  16,995

                                            ----------------------------------------------
         Diluted EPS                                  $    0.14               $    0.39
                                            ==============================================

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